SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 9, 2004

United Bankshares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 0-13322	55-0641179

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

300 United Center
500 Virginia Street, East
Charleston, West Virginia 25301

(Address of Principal Executive Offices)

(304) 424-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 8.01. Other Events

     As previously disclosed, on June 9, 2004, United Bankshares, Inc. (“United”) announced that it had entered into a definitive agreement to sell its wholly-owned mortgage banking subsidiary, George Mason Mortgage, LLC (“Mason Mortgage”) to Cardinal Financial Corporation (“Cardinal”) of McLean, Virginia.

     On July 7, 2004, United consummated the sale of Mason Mortgage to Cardinal. In the transaction, United received an amount equivalent to Mason Mortgage’s net worth plus cash of $17 million in exchange for all of the outstanding membership interests in Mason Mortgage. United recognized a pre-tax gain of $17 million on the sale during the third quarter of 2004.

     To reflect the sale of Mason Mortgage as discontinued operations, United is filing restated audited annual financial statements including supplemental data, Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) and applicable industry guide information for the year ended December 31, 2003 which are attached as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits

99.1 Attached hereto is the following restated financial information related to the discontinued operations of Mason Mortgage for the year ended December 31, 2003:

Basis of Presentation

Selected Financial Data

Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A)

Quantitative and Qualitative Disclosures about Market Risk

Audited Financial Statements and Supplementary Data

Consent of Independent Registered Public Accounting Firm

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.
Date: January 27, 2005	By:	/s/ Steven E. Wilson
Steven E. Wilson, Executive Vice
President, Treasurer, Secretary and Chief Financial Officer